SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2003

                                    PDI, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                       0-24249                   22-2919486
(State or other jurisdiction of     (Commission File            (IRS Employer
       incorporation)                   Number)              Identification No.)

       10 Mountainview Road,
       Upper Saddle River, NJ                                        07458
(Address of principal executive office)                           (Zip Code)

                                 (201) 258-8450
               Registrant's telephone number, including area code:


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          (Former name or former address, if changed since last report)


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Item 5. Other Events

      On January 2, 2003, the Registrant issued the following press release:

                        "Cellegy Pharmaceuticals and PDI
      Announce Exclusive License Agreement to Commercialize Tostrex(TM) Gel

    Unique Testosterone Product Represents Significant Commercial Opportunity

SOUTH SAN FRANCISCO, CA and UPPER SADDLE RIVER, NJ. January 2, 2003-- Cellegy Pharmaceuticals, Inc. (Nasdaq: CLGY) and PDI, Inc. (Nasdaq: PDII) announced that they have entered into an exclusive license agreement to commercialize Tostrex(TM) Gel in North American markets.

Tostrex is a transdermal testosterone gel product developed by Cellegy to treat male hypogonadism, a condition frequently resulting in reduced libido and other signs of aging occurring in up to 5 million men in the United States alone. The Tostrex New Drug Application (NDA) was submitted to the Food and Drug Administration (FDA) in June of 2002. The 10-month Prescription Drug User Fee Act ("PDUFA") date for Tostrex gel is April 3, 2003. Subject to timely review and approval by the FDA, PDI is preparing for marketing launch as soon as practical after final approval is granted.

Under the terms of the agreement, PDI will be responsible for the marketing and sales of Tostrex and will utilize the existing sales and marketing infrastructure and skills contained within the PDI Pharmaceutical Products Group. Cellegy received a payment of $15 million on signing of the agreement on December 31, 2002 and will receive a milestone paymentof $10 million contingent on approval of the product by the FDA in the United States. PDI will also make royalty payments on net sales ranging from 20% to 30%. Cellegy will be responsible for supplying finished product to PDI through its contract manufacturer. The agreement remains in effect for the full duration of the commercial life of the product.

"This agreement is ideal for Cellegy, allowing us to partner with one of the premier pharmaceutical marketing and sales organizations in North America. PDI's extensive sales, marketing and financial resources will allow them to introduce Tostrex to a large target audience and to expand sales force coverage to an increasing number of physicians as demand for the product grows," said K. Michael Forrest, Cellegy's Chairman and CEO. "The upfront payment and milestones give us the near term cash needed to accelerate development of our other pipeline products and allows us to out-license Tostrex in Europe and other international markets, thereby maximizing our profit potential. "

Charles Saldarini, Vice Chairman and CEO, PDI, said, "We are very pleased to have successfully licensed Tostrex Gel and to have been selected by Cellegy for its first commercial launch in North America. PDI's agreement with Cellegy is an important part of our strategy to expand our Pharmaceutical Products Group. We intend to continue to source products into this business unit through licensing, acquisition and other types of agreements that will enable PDI to build a portfolio of pharmaceutical products. Coupled with our recent progress in establishing our Medical Devices and Diagnostics Group in wound care and the positive contribution we expect from our Sales Services Group, we are making good progress toward creating a more diversified specialty healthcare company focused on profitable growth."

About Tostrex

Tostrex is a unique, proprietary transdermal testosterone gel, utilizing a metered dose delivery system, for the treatment of male hypogonadism, a condition which afflicts up to 5 million men in the United States, primarily over the age of forty. Male hypogonadism is frequently characterized by reduced libido, loss of muscle mass and bone density, and diminished energy levels. Current domestic sales of all testosterone products are estimated at $250 to $300 million per year.

About Cellegy Pharmaceuticals

Cellegy Pharmaceuticals is a specialty biopharmaceutical company engaged in the development and commercialization of prescription drugs with primary focus in the areas of gastroenterology, sexual dysfunction and women's health care. Cellegy has developed expertise in the use of nitroglycerin ointment and nitric oxide donors to address a number of serious conditions. Cellegesic (TM) ointment for the treatment of anal fissures and hemorrhoids is currently awaiting FDA protocol approval of a confirmatory Phase III clinical trial to treat the severe pain associated with chronic anal fissures. The Company is also conducting clinical trials using Cellegesic to treat hemorrhoids. Other nitroglycerin based product candidates, in earlier clinical development, are targeting conditions including female sexual dysfunction, Raynaud's disease and prostate cancer. Cellegy is also developing a second testosterone product, TostrelleTM Gel for the treatment of female sexual dysfunction. Tostrelle is undergoing a phase II / III clinical trial in the United States and has generated significant interest from potential partners and the medical community. For more information on Cellegy Pharmaceuticals, please visit www.cellegy.com.

About PDI, Inc.

PDI is a specialty healthcare company focused on commercial sales and marketing partnerships within the biopharmaceutical and medical devices & diagnostics industries. Its three business units offer service and product-based capabilities for companies seeking to maximize profitable brand sales growth. The three units include the PDI Pharmaceutical Products Group, the PDI Sales Services Group and the PDI Medical Devices and Diagnostics Group.

PDI's Pharmaceutical Products Group primarily focuses on licensing, acquiring and co-promoting products that will benefit from the established sales and marketing operations this group provides.

PDI's Sales Services Group primarily focuses on fee for service contracting with a broad range of bio-pharmaceutical companies.

PDI's Medical Devices & Diagnostics Group offers a broad range of commercial capabilities designed to maximize brand growth.

This press release contains forward-looking statements. Such forward-looking statements involve known and unknown risks that may cause Cellegy Pharmaceutical's and/or PDI's performance to differ materially from the results contemplated in these forward-looking statements. Such risks include, without limitation: the uncertainty of regulatory approval for Tostrex, including any labeling or other restrictions which could delay product launch, or reduce its commercial potential. The timing of completion and the outcome of other clinical trials being conducted or planned. Delays or other restrictions on clinical trial protocol design imposed by regulatory authorities, and supply disruption.

For further discussion of these and other risk factors, readers of this press release are referred to documents filed from time to time by Cellegy Pharmaceuticals, Inc. and PDI, Inc. with the Securities and Exchange Commission.

The companies do not intend to update any of the forward-looking statements after the date of this press release to conform them to actual results."


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PDI, INC.


                                        By: /s/ Charles T. Saldarini
                                           ------------------------------------
                                           Charles T. Saldarini, Vice Chairman
                                             and Chief Executive Officer

Date: January 2, 2003